As filed with the Securities and Exchange Commission on August 8, 2022

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MEDICAL PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-0191742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501

Birmingham, Alabama 35242

(Address of registrant’s principal executive offices including zip code)

MEDICAL PROPERTIES TRUST, INC. AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

(Full title of the plan)

Edward K. Aldag, Jr.

Chairman, President and Chief Executive Officer

1000 Urban Center Drive, Suite 501

Birmingham, Alabama 35242

(205) 969-3755

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yoel Kranz, Esq.

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

(212) 813-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), Medical Properties Trust, Inc. (the “Registrant”) is filing this registration statement to register an additional 16,000,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) for issuance pursuant to the Medical Properties Trust, Inc. Amended and Restated 2019 Equity Incentive Plan (the “A&R 2019 Plan”), not previously registered, including awards that may be issued after the date of this registration statement. The Registrant previously filed a registration statement on Form S-8 (File No. 333- 233471) on August 27, 2019, registering 12,900,000 shares of Common Stock for issuance under the original Medical Properties Trust, Inc. 2019 Equity Incentive Plan.

PART I

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the A&R 2019 Plan as required by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this registration statement:

•
Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 1, 2022;
•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 10, 2022;
•
Current Reports on Form 8-K filed with the Commission on February 23, 2022, May 27, 2022, and July 6, 2022 (other than information contained in Current Reports on Form 8-K that is deemed furnished and not filed); and
•
Description of Common Stock contained in Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except for information furnished to the Commission that is not deemed to be “filed” for purposes of the Exchange Act) prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant maintains a directors and officers liability insurance policy. The Registrant’s charter limits the personal liability of its directors and officers for monetary damages to the fullest extent permitted under current Maryland law, and the charter and bylaws provide that a director or officer shall be indemnified to the fullest extent required or permitted by Maryland law from and against any claim or liability to which such director or officer may become subject by reason of his/her status as a director or officer of the Registrant. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•
the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•
the director or officer actually received an improper personal benefit in money, property or services; or
•
with respect to any criminal proceeding, the director or officer had reasonable cause to believe his/her act or omission was unlawful.

The Registrant’s stockholders have no personal liability for indemnification payments or other obligations under any indemnification agreements or arrangements. However, indemnification could reduce the legal remedies available to the Registrant and its stockholders against the indemnified individuals.

The provision for indemnification of directors and officers does not limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the Registrant or to its stockholders, although these equitable remedies may not be effective in some circumstances.

In addition to any indemnification to which directors and officers are entitled pursuant to the Registrant’s charter and bylaws and the Maryland General Corporation Law, the charter and bylaws provide that the Registrant may indemnify other employees and agents to the fullest extent permitted under Maryland law, whether they are serving the Registrant or, at its request, any other entity.

The Registrant has entered into indemnification agreements with each of its directors and executive officers, which are referred to in this context as indemnitees. The indemnification agreements provide that the Registrant will, to the fullest extent permitted by Maryland law, indemnify and defend each indemnitee against all losses and expenses incurred as a result of his/her current or past service as director or officer, or incurred by reason of the fact that, while he/she was a director or officer of the Registrant, he/she was serving at the Registrant’s request as a director, officer, partner, trustee, employee or agent of a corporation, partnership, joint venture, trust, other enterprise or employee benefit plan. The Registrant has agreed to pay expenses incurred by an indemnitee before the final disposition of a claim provided that he/she provides the Registrant with a written affirmation that he/she has met the standard of conduct required for indemnification and a written undertaking to repay the amount the Registrant pays or reimburses if it is ultimately determined that he/she has not met the standard of conduct required for indemnification. The Registrant is required to pay expenses within 20 days of receiving the indemnitee’s written request for such an advance. Indemnitees are entitled to select counsel to defend against indemnifiable claims.

The general effect to investors of any arrangement under which any person who controls the Registrant or any of its directors, officers or agents is insured or indemnified against liability is a potential reduction in distributions to the Registrant’s stockholders resulting from its payment of premiums associated with liability insurance.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description	Form	File Number	Exhibit Number	Filing Date
3.1	Second Articles of Amendment and Restatement of Medical Properties Trust, Inc.	S-11/A	333-119957	3.1	January 6, 2005
3.2	Articles of Amendment of Second Articles of Amendment and Restatement of Medical Properties Trust, Inc.	10-Q	001-32559	3.1	November 10, 2005
3.3	Articles of Amendment of Second Articles of Amendment and Restatement of Medical Properties Trust, Inc.	8-K	001-32559	3.1	January 13, 2009
3.4	Articles of Amendment to Second Articles of Amendment and Restatement of Medical Properties Trust, Inc.	8-K	001-32559	3.1	January 31, 2012
3.5	Articles of Amendment to Second Articles of Amendment and Restatement of Medical Properties Trust, Inc.	8-K	001-32559	3.1	June 26, 2015
3.6	Articles of Amendment to Second Articles of Amendment and Restatement of Medical Properties Trust, Inc.	10-Q	001-32559	3.2	August 10, 2015
3.7	Articles of Amendment to the Second Articles of Amendment and Restatement of Medical Properties Trust, Inc.	8-K	001-32559	3.1	November 8, 2019
3.8	Second Amended and Restated Bylaws of Medical Properties Trust, Inc.	8-K	001-32559	3.1	November 24, 2009
3.9	Amendment to Second Amended and Restated Bylaws of Medical Properties Trust, Inc.	8-K	001-32559	3.2	June 26, 2015
3.10	Amendment to Second Amended and Restated Bylaws of Medical Properties Trust, Inc.	8-K	001-32559	3.1	November 16, 2016
3.11	Amendment to Second Amended and Restated Bylaws of Medical Properties Trust, Inc.	8-K	001-32559	3.1	February 22, 2017
3.12	Amendment to Second Amended and Restated Bylaws of Medical Properties Trust, Inc.	8-K	001-32559	3.1	May 25, 2018
3.13	Amendment to Second Amended and Restated Bylaws of Medical Properties Trust, Inc.	8-K	001-32559	3.1	May 22, 2020
4.1	Form of Common Stock Certificate	S-11/A	333-119957	4.1	January 6, 2005
5.1*	Opinion of Goodwin Procter LLP
10.1	Medical Properties Trust, Inc. Amended and Restated 2019 Equity Incentive Plan	DEF 14A	001-32559	Appendix B	April 28, 2022
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24*	Powers of Attorney (included on the signature pages herein)
107*	Filing Fee Table
*	Filed herewith.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 8, 2022.

MEDICAL PROPERTIES TRUST, INC.

By	/s/ R. Steven Hamner
	Name	R. Steven Hamner
	Title:	Executive Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Edward K. Aldag, Jr. and R. Steven Hamner and each of them as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below and to file with the Commission any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, file a 462(b) registration statement and generally to do all such things in their behalf in their capacities as officers to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward K. Aldag, Jr. Edward K. Aldag, Jr.	Chairman of the Board, President, Chief Executive Officer and Director	August 8, 2022

/s/ G. Steven Dawson G. Steven Dawson	Director	August 8, 2022

/s/ R. Steven Hamner R. Steven Hamner	Executive Vice President, Chief Financial Officer and Director	August 8, 2022

/s/ Caterina A. Mozingo	Director	August 8, 2022
Caterina A. Mozingo /s/ Emily W. Murphy	Director	August 8, 2022
Emily W. Murphy /s/ Elizabeth N. Pitman Elizabeth N. Pitman	Director	August 8, 2022

/s/ D. Paul Sparks, Jr. D. Paul Sparks, Jr.	Director	August 8, 2022

/s/ Michael G. Stewart Michael G. Stewart	Director	August 8, 2022

/s/ C. Reynolds Thompson, III C. Reynolds Thompson, III	Director	August 8, 2022